Exhibit 99.1

News Release

Craig Manson Investor Relations 952/853-6022 Trish Scorpio Corporate Communications 952/853-4717

CERIDIAN CORPORATION MEETS FIRST QUARTER EXPECTATIONS

Investors are invited to listen to a teleconference to discuss the matters addressed in this press release, live via the Internet at 10:00 a.m. (EDT) on Wednesday, April 18, 2001. The webcast can be accessed through the investor relations section of Ceridian’s website at www.ceridian.com, or directly at: http://www.ceridian.com/invest_audio.asp. A replay of the call will also be available on an ongoing basis at the same address beginning at noon (EDT) on April 18, 2001, until the Company’s next teleconference.

First Quarter Highlights:

•	Pro forma EPS from operations was $.13

•	Reported EPS was $.16

•	Revenue totaled $309.6 million

•	Human Resource Services revenue totaled $233.1 million

•	Human Resource Services orders up 15 percent; customer retention above plan

MINNEAPOLIS, April 18, 2001 — Ceridian Corporation (NYSE: CEN) today reported first quarter 2001 pro forma net earnings from operations of $19.1 million or $.13 per diluted share of common stock on revenue of $309.6 million. Comparable pro forma results from operations for the first quarter 2000 were net earnings of $26.5 million, or $.18 per diluted share of common stock, on revenue of $309.6 million.

Reported net earnings for the first quarter of 2001 were $23.1 million, or $.16 per diluted share of common stock, compared to first quarter 2000 net earnings of $20.9 million, or $.14 per diluted share of common stock.

“Our Human Resource businesses and Comdata are performing in line with our expectations,” said Ronald L. Turner, chairman, president and chief executive officer of Ceridian Corporation. “Both business segments met their respective revenue and earnings targets despite difficult economic conditions. Orders in our HR business were above plan, up 15 percent compared to the same period last year.

“With respect to the sales initiatives for the U.S. payroll business, our hiring efforts are ahead of plan, and the experience levels of the people we hired exceeded our expectations.

“Comdata was able to perform to our expectations in both revenues and operating profit despite a significant weakening in the freight markets. For the balance of the year, given the increasing softness in the freight market, Comdata revenues from the transportation side of the business will not be as robust as planned. Nevertheless, because of strength in Stored Value Systems and in our Human Resources business, we still expect earnings per share for the year to be in the range of 65 cents to 70 cents.

“I am also extremely pleased to announce that John R. (Jack) Eickhoff, our chief financial officer, has agreed to delay his retirement until the end of 2002,” Turner added.

Eickhoff, executive vice president and chief financial officer of Ceridian, said, “Unusual items and pro forma adjustments related to the Arbitron spin transaction have made this quarter’s earnings report complex. The unusual items include a previously announced gain from the sale of stock in a small publicly-held company and a charge for the termination of an IT outsourcing contract. We have attached six supporting schedules to this report to help investors and analysts understand and reconcile the results to their expectations.”

A brief description of each supporting schedule follows:

•	Schedule A - Consolidated Statements of Operations. This schedule shows the actual reported results for the first quarter.

•	Schedule B - Condensed Consolidated Balance Sheets, including assets and liabilities related to funds held for payroll and tax filing customers.

•	Schedule C - Revenue and EBIT Comparisons by Business Segment. (Excluding unusual items.)

•	Schedule D - Reconciliation of reported earnings ($.16 per share) to pro forma operating results ($.13 per share) for Q1 2001.

•	Schedule D1 - Consolidated Statements of Operations - Pro Forma. Comparison of pro forma results for Q1 2001 ($.13 per share) and Q1 2000 ($.18 per share).

•	Schedule E - 2000 Quarterly Comparative Data. Pro forma presentation effecting the spin-off of Arbitron as of 1/1/2000, excluding first quarter 2000 special charges and net spin costs, and adjusting for the anticipated change in debt levels and tax rates.

- On this basis, earnings per share for the first quarter and full year 2000 were $.18 and $.70, respectively.

Ceridian Corporation (www.ceridian.com) is a leading information services company that serves the human resources and transportation markets. Ceridian’s human resources businesses offer HR/benefits solutions that support organizations’ complete employment life cycle and maximize their investment in people. Its Comdata subsidiary is a provider of transaction processing and information services to the trucking and retail industries.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Ceridian Corporation contained in this report that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” “expects,” “anticipates,” “estimates,” “believes” or “plans,” or comparable terminology, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to Ceridian that could cause such material differences are identified and discussed from time to time in Ceridian’s filings with the Securities and Exchange Commission, including those factors which are discussed in or incorporated by reference into Ceridian’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2000, which factors are also incorporated herein by reference.

Ceridian undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any future disclosure Ceridian makes on related subjects in future reports to the SEC.

Schedule A

CONSOLIDATED STATEMENTS OF OPERATIONS	Ceridian Corporation
(Dollars in millions, except per share data)	and Subsidiaries
(Unaudited)

	For Periods Ended March 31,
	Three Months
	2001	2000

Revenue	$309.6	$309.6

Costs and Expenses

Cost of revenue	145.7	148.3

Selling, general and administrative	112.9	95.3

Research and development	15.9	15.1

Other expense (income)	(2.4)	31.1

Total costs and expenses	272.1	289.8

Earnings before interest

and taxes	37.5	19.8

Interest income	1.8	1.0

Interest expense	(9.0)	(9.9)

Earnings before income taxes	30.3	10.9

Income tax provision	12.4	4.4

Earnings from continuing operations	17.9	6.5

Discontinued operations	5.2	14.4

Net earnings	$23.1	$20.9

Basic earnings per share

Continuing operations	$0.12	$0.04

Net earnings	$0.16	$0.14

Diluted earnings per share

Continuing operations	$0.12	$0.04

Net earnings	$0.16	$0.14

Shares used in calculations

(in thousands)

Weighted average

shares (basic)	145,790	144,787

Dilutive securities	766	738

Weighted average

shares (diluted)	146,556	145,525

Schedule B

CONDENSED CONSOLIDATED BALANCE SHEETS	Ceridian Corporation

(Unaudited)	and Subsidiaries

(Dollars in millions)

	March 31,	December 31,
	2001	2000

Cash and equivalents	$73.2	$118.5

Trade receivables	423.5	438.3

Other receivables	25.4	22.6

Net assets of discontinued operations	—	28.2

Other assets	1,487.7	1,480.4

Total assets before client funds	2,009.8	2,088.0

Payroll and tax filing client funds	3,665.4	3,376.8

Total assets	$5,675.2	$5,464.8

Debt	$251.7	$500.6

Drafts and customer funds payable	186.0	172.1

Other liabilities	433.4	479.1

Total liabilities before client obligations	871.1	1,151.8

Payroll and tax filing

client obligations	3,665.4	3,376.8

Total liabilities	4,536.5	4,528.6

Stockholders’ equity	1,138.7	936.2

Total liabilities and

stockholders’ equity	$5,675.2	$5,464.8

Schedule C

Ceridian Corporation and Subsidiaries
Revenue Comparisons
Actual
($M)

	First Quarter
	2001	2000

Human Resource Services	$233.1	$233.8

Comdata Corporation	76.5	75.8

Total	$309.6	$309.6

Ceridian Corporation and Subsidiaries
Earnings Before Interest and Tax Comparisons (Pro Forma)
Excluding Unusual Items
Actual
($M)

	First Quarter
	2001	2000

Human Resource Services	$19.0	$35.4

Comdata Corporation	16.4	14.9

Total	$35.4	$50.3

Schedule D

Ceridian Corporation
and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS (PRO FORMA)
EFFECTING THE SPIN-OFF AS OF 1/1/2000 AND EXCLUDING UNUSUAL ITEMS
(Unaudited)
(Dollars in millions, except per share data)

	For Periods Ended March 31, 2001
		Three Months
	As	Unusual
	Reported	Items		Pro Forma

Revenue	$309.6			$309.6

Costs and Expenses

Cost of revenue	145.7			145.7

Selling, general and administrative	112.9			112.9

Research and development	15.9			15.9

Other expense (income)	(2.4)	$2.1	(1)	(0.3)

Total costs and expenses	272.1	2.1		274.2

Earnings before interest and taxes	37.5	(2.1)		35.4

Interest income	1.8			1.8

Interest expense	(9.0)	4.1	(2)	(4.9)

Earnings before income taxes	30.3	2.0		32.3

Income tax provision	12.4	0.8	(3)	13.2

Earnings from continuing operations	17.9	1.2		19.1

Discontinued operations	5.2	(5.2	) (4)	—

Net earnings	$23.1	$(4.0)		$19.1

Diluted earnings per share	$0.16			$0.13

Shares used in calculations

(in thousands)	146,556			146,556

(1)	Excluding a $12.3 million gain from the sale of stock in a small publicly-held company and a $10.2 million of unusual losses, principally a $6.6 million fee for termination of an IT outsourcing contract.

(2)	Excluding interest expense savings resulting from assuming that the spin-off took place on 1/1/2000.

(3)	Taxes on pro forma adjustments at 41%.

(4)	Assuming that the spin-off took place on 1/1/2000.

Schedule D1

Ceridian Corporation
and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS (PRO FORMA)
EFFECTING THE SPIN-OFF AS OF 1/1/2000 AND EXCLUDING UNUSUAL ITEMS
(Unaudited)
(Dollars in millions, except per share data)

	For Periods Ended March 31,
	Three Months
	2001	2000

Revenue	$309.6	$309.6

Costs and Expenses

Cost of revenue	145.7	148.3

Selling, general and administrative	112.9	95.3

Research and development	15.9	15.1

Other expense (income)	(0.3)	0.6

Total costs and expenses	274.2	259.3

Earnings before interest

and taxes	35.4	50.3

Interest income	1.8	1.0

Interest expense	(4.9)	(6.7)

Earnings before income taxes	32.3	44.6

Income tax provision	13.2	18.1

Net earnings	$19.1	$26.5

Diluted earnings per share	$0.13	$0.18

Shares used in calculations

(in thousands)	146,556	145,525

Schedule E

Ceridian Corporation
and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS (Pro Forma)
EFFECTING THE SPIN-OFF AS OF 1/1/2000 AND EXCLUDING FIRST
QUARTER 2000 SPECIAL CHARGES AND SPIN COSTS
(Unaudited)
(Dollars in millions, except per share data)

2000 Quarterly Data	Q1	Q2	Q3	Q4	YTD

Revenue	$309.6	$283.1	$279.3	$303.7	$1,175.7

Costs and Expenses

Cost of revenue	148.3	141.1	135.4	134.2	559.0

Selling, general and administrative	95.3	88.3	84.3	91.4	359.3

Research and development	15.1	15.2	15.8	16.7	62.8

Other expense (income) (1)	0.6	0.3	0.8	(0.5)	1.2

Total costs and expenses	259.3	244.9	236.3	241.8	982.3

Earnings before interest and taxes	50.3	38.2	43.0	61.9	193.4

Interest income	1.0	0.8	1.0	1.9	4.7

Interest expense (2)	(6.7)	(6.3)	(7.0)	(7.2)	(27.2)

Earnings before income taxes	44.6	32.7	37.0	56.6	170.9

Income tax provision (3)	18.1	13.3	15.0	21.9	68.3

Net earnings	26.5	19.4	22.0	34.7	102.6

Diluted earnings per share	$0.18	$0.13	$0.15	$0.24	$0.70

Shares used in calculations

(in thousands)	145,525	146,755	147,530	147,462	146,734

(1)	Excluding first quarter 2000 special charges of $30.5 million.

(2)	Excluding interest expense savings resulting from assuming that the spin-off took place on 1/1/2000.

(3)	Assumes an effective annual tax rate of 40.0%.